Exhibit 99.1
NEWS RELEASE

NuVasive Announces First Quarter 2022 Financial Results
–Strong year-over-year net sales growth, driven by new product introductions and International sales –
–Company raises lower end of full-year 2022 financial guidance range –

SAN DIEGO – May 4, 2022 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter ended March 31, 2022.

First Quarter 2022
•Net sales were $290.8 million, a 7.2% increase as reported and a 9.1% increase on a constant currency basis, compared to the prior year period;
•GAAP operating margin of 4.1%; Non-GAAP operating margin of 11.7%; and
•GAAP diluted earnings per share of $0.35; Non-GAAP diluted earnings per share of $0.54.

“I am pleased with our results during the first quarter, which exceeded our expectations,” said Chris Barry, chief executive officer of NuVasive. “Despite COVID-19 and macro-economic pressure in the first half of the quarter, our performance reflects the strong health of our business and positions us well for continued growth. Looking ahead to the remainder of the year, we expect our novel technology to drive further differentiation with our surgeon partners. Led by the X360 and C360 systems—including the Simplify Cervical Disc—and the Pulse platform, we are committed to executing on our near- and long-term strategic plan to drive value for our stakeholders.”

First Quarter 2022 Results
NuVasive reported total net sales of $290.8 million, a 7.2% increase as reported and a 9.1% increase on a constant currency basis, compared to $271.2 million in the prior year period. First quarter 2022 total net sales were driven by higher procedure volume in the U.S., and strong international performance.

For the first quarter of 2022, GAAP gross profit was $211.7 million, compared to $199.4 million in the prior year period. GAAP gross margin was 72.8%, compared to 73.5% in the prior year period. On a non-GAAP basis, gross profit was $212.2 million, compared to $199.6 million in the prior year period. Non-GAAP gross margin was 73.0%, compared to 73.6% in the prior year period.
The Company reported GAAP net income of $19.2 million, or diluted earnings per share of $0.35, compared to a GAAP net loss of ($7.5) million, or diluted loss per share of ($0.15) in the prior year period. On a non-GAAP basis, the Company reported net income of $28.2 million, or diluted earnings per share of $0.54, compared to non-GAAP net income of $19.0 million, or diluted earnings per share of $0.37 in the prior year period.

Cash and cash equivalents were $205.3 million as of March 31, 2022.

Updated Annual Financial Guidance for 2022
The Company updated its financial guidance for the full year 2022 based on the current business outlook to raise the lower end of its guidance range for net sales growth:

	Prior guidance range **		Current guidance range **
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net sales growth (reported)*	5.0%-8.0%	5.0%-8.0%	6.0%-8.0%	6.0%-8.0%
Net sales growth (constant currency)*		6.0%-9.0%		7.5%-9.5%
Operating margin	6.7%-8.2%	13.0%-14.5%	6.3%-7.8%	13.0%-14.5%
Diluted earnings per share	$0.71-$1.01	$2.05-$2.35	$1.05-$1.35***	$2.15-$2.45
* Reflects expectations for net sales growth in 2022 compared to 2021. Net sales growth on a constant currency basis excludes year over year currency fluctuations, which the Company currently expects to create a negative impact of approximately 150 basis points in 2022.
** Prior guidance reflects the range provided February 23, 2022. Current guidance reflects the range provided May 4, 2022..
*** Reflects updated expectations for the impact on diluted EPS of applying the if-converted method to the Company’s convertible notes. Additionally, includes the impact of net unrealized foreign currency exchange gains incurred as of March 31, 2022, and does not assume future net unrealized gains or losses related to foreign currency exchange rates.

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this press release and on the Investor Relations section of our website.

Conference Call and Webcast
The Company will hold a conference call on Wednesday, May 4, 2022, at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the first quarter of 2022. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call and supplemental financial information of our first quarter 2022 financial results will be available on the Investor Relations page of our website at www.nuvasive.com. An audio replay of the call will be available until May 11, 2022. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13728729. In addition, the webcast will be archived on NuVasive's website.

About NuVasive
NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company's less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company's comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

Reconciliation of GAAP to Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring charges, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, gains and losses from changes in fair value of derivatives, non-cash interest expense (excluding debt issuance cost) and other significant one-time items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring charges, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, gains and losses from changes in fair value of derivatives and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below in the financial tables accompanying this press release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Forward-Looking Statements
NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the first quarter 2022, as well as projections for 2022 financial guidance and expectations regarding longer-term financial performance. The Company’s results for the first quarter of 2022 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company's projections for 2022 financial guidance and expectations regarding longer-term financial performance represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, the impact of the COVID-19 pandemic on the Company's business and financial results; the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; risks associated with acceptance of the Company's surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products, the Company's ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
# # #

Investor contact:
Juliet C. Cunningham
NuVasive, Inc.
858-210-2129
investorrelations@nuvasive.com

Media contact:
Michael Farrington
NuVasive, Inc.
858-909-1940
media@nuvasive.com

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
	Three Months Ended March 31, 2022
(unaudited)	2022	2021
Net sales:
Products	$265,973	$245,451
Services	24,789	25,798
Total net sales	290,762	271,249
Cost of sales (excluding below amortization of intangible assets):
Products	57,183	53,302
Services	21,914	18,509
Total cost of sales	79,097	71,811
Gross profit	211,665	199,438
Operating expenses:
Selling, general and administrative	160,281	145,954
Research and development	23,358	22,224
Amortization of intangible assets	13,032	13,337
Business transition costs	3,060	5,584
Total operating expenses	199,731	187,099
Interest and other income (expense), net:
Interest income	43	87
Interest expense	(4,379)	(8,030)
Other income (expense), net	16,244	(12,526)
Total interest and other income (expense), net	11,908	(20,469)
Income (loss) before income taxes	23,842	(8,130)
Income tax (expense) benefit	(4,641)	620
Consolidated net income (loss)	$19,201	$(7,510)

Net income (loss) per share:
Basic	$0.37	$(0.15)
Diluted	$0.35	$(0.15)
Weighted average shares outstanding:
Basic	51,829	51,379
Diluted	62,579	51,379

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par value data)
	March 31, 2022	December 31, 2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$205,312	$246,091
Accounts receivable, net of allowances of $20,707 and $21,064, respectively	231,425	214,398
Inventory, net	324,403	315,845
Prepaid income taxes	5,536	5,425
Prepaid expenses and other current assets	25,538	20,665
Total current assets	792,214	802,424
Property and equipment, net	313,689	303,664
Intangible assets, net	233,301	242,675
Goodwill	636,703	633,467
Operating lease right-of-use assets	100,656	102,987
Deferred tax assets	61,294	48,003
Restricted cash and investments	1,494	1,494
Other assets	21,150	19,361
Total assets	$2,160,501	$2,154,075
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$115,674	$115,614
Contingent consideration liabilities	66,054	7,986
Accrued payroll and related expenses	55,848	66,596
Operating lease liabilities	10,043	9,867
Income tax liabilities	1,110	828
Total current liabilities	248,729	200,891
Long-term senior convertible notes	886,793	884,984
Deferred tax liabilities	12,807	3,049
Operating lease liabilities	109,093	111,592
Contingent consideration liabilities	73,762	139,824
Other long-term liabilities	17,396	18,528
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized at March 31, 2022 and December 31, 2021; 58,747 shares issued and 51,949 outstanding at March 31, 2022; 58,469 shares issued and 51,769 outstanding at December 31, 2021	63	63
Additional paid-in capital	1,441,783	1,434,976
Accumulated other comprehensive loss	(11,741)	(7,792)
Retained earnings	64,909	45,708
Treasury stock at cost; 6,798 shares and 6,700 shares at March 31, 2022 and December 31, 2021, respectively	(683,093)	(677,748)
Total equity	811,921	795,207
Total liabilities and equity	$2,160,501	$2,154,075

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Three Months ended March 31,
(unaudited)	2022	2021
Operating activities:
Consolidated net income (loss)	$19,201	$(7,510)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	36,801	36,432
Deferred income taxes	(3,891)	(3,535)
Amortization of non-cash interest	1,963	2,660
Stock-based compensation	6,807	7,709
Net (gain) loss from foreign currency adjustments	(15,988)	12,547
Reserves on current assets	(1,864)	4,002
Other non-cash adjustments	1,365	6,397
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(17,216)	(1,544)
Inventory	(3,215)	(12,464)
Prepaid expenses and other current assets	805	(2,057)
Accounts payable and accrued liabilities	(7,956)	(5,663)
Accrued payroll and related expenses	(10,491)	(4,271)
Income taxes	218	(1,064)
Net cash provided by operating activities	6,539	31,639
Investing activities:
Acquisition of Simplify Medical, net of cash acquired	—	(149,408)
Purchases of intangible assets	—	(1,200)
Purchases of property and equipment	(33,223)	(25,070)
Proceeds from sales of marketable securities	—	127,023
Proceeds from maturities of marketable securities	—	46,000
Other investing activities	—	—
Other investing activities	(947)	—
Net cash used in investing activities	(34,170)	(2,655)
Financing activities:
Proceeds from the issuance of common stock	—	—
Payment of contingent consideration	(6,839)	(3)
Purchases of treasury stock	(5,345)	(55)
Payments upon settlement of senior convertible notes	—	(649,426)
Other financing activities	(521)	(341)
Net cash used in financing activities	(12,705)	(649,825)
Effect of exchange rate changes on cash	(443)	(2,171)
Decrease in cash, cash equivalents and restricted cash	(40,779)	(623,012)
Cash, cash equivalents and restricted cash at beginning of period	247,585	858,363
Cash, cash equivalents and restricted cash at end of period	$206,806	$235,351

For the Three Months Ended March 31, 2022
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS [7]	Diluted WASO [7]	Net Income to Adjusted EBITDA
	Reported GAAP	$211,665	$11,934	$19,201	$0.35	$62,579	$19,201
	% of net sales	72.8%	4.1%
	Non-cash purchase accounting adjustments on acquisitions [1]	557	557	557			557
	Amortization of intangible assets		13,032	13,032
	Litigation related expenses and settlements [2]		3,201	3,201			3,201
	Business transition costs [3]		3,060	3,060			3,060
	European medical device regulation [4]		2,191	2,191			2,191
	Non-cash acquisition-related foreign currency impacts [5]			(9,318)			(9,318)
	Tax effect of adjustments [6]			(3,768)
	Interest expense/(income), net						4,336
	Income tax expense						4,641
	Depreciation and amortization						36,801
	Non-cash stock-based compensation						6,807
	Adjusted Non-GAAP	$212,222	$33,975	$28,156	$0.54	$52,410	$71,477
	% of net sales	73.0%	11.7%				24.6%

1	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.
2	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
3	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.
4	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
5	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
6	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
7	GAAP diluted EPS includes the dilutive impact of applying the if-converted method to the Company's convertible notes. Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

For the Three Months Ended March 31, 2021
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net (Loss) Income	Diluted EPS [7]	Diluted WASO [7]	Net (Loss) to Adjusted EBITDA
	Reported GAAP	$199,438	$12,339	$(7,510)	$(0.15)	$51,379	$(7,510)
	% of net sales	73.5%	4.5%
	Non-cash purchase accounting adjustments on acquisitions [1]	186	186	186			186
	Amortization of intangible assets		13,337	13,337
	Litigation related expenses and settlements [2]		1,961	1,961			1,961
	Business transition costs [3]		5,584	5,584			5,584
	European medical device regulation [4]		1,875	1,875			1,875
	Non-cash acquisition-related foreign currency impacts [5]			9,848			9,848
	Tax effect of adjustments [6]			(6,251)
	Interest expense/(income), net						7,943
	Income tax benefit						(620)
	Depreciation and amortization						36,432
	Non-cash stock-based compensation						7,709
	Adjusted Non-GAAP	$199,624	$35,282	$19,030	$0.37	$52,069	$63,408
	% of net sales	73.6%	13.0%				23.4%

1	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.
2	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
3	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.
4	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
5	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
6	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
7	GAAP diluted EPS includes the dilutive impact of applying the if-converted method to the Company's convertible notes. Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Full Year 2022 Financial Guidance
Reconciliation of GAAP to Non-GAAP EPS

			2022 Guidance Range [1,2]
		2021 Actuals [1]	Prior	Current
	GAAP diluted earnings (loss) per share	$(1.24)	$0.71-1.01	$1.05-1.35
	Impact of dilution [3]	0.02	~0.15	~0.05
	Amortization of intangible assets	1.10	~1.05	~1.00
	European medical device regulation [4]	0.16	~0.30	~0.30
	Inventory charges associated with product withdrawal [5]	0.27	—	—
	Other [6]	1.83	~0.14	~0.05
	Tax effect of adjustments [7]	(0.45)	~(0.30)	~(0.30)
	Non-GAAP diluted earnings per share	$1.68	$2.05-2.35	$2.15-2.45

1	Data has been intentionally rounded and may not sum.
2	Prior guidance reflects the range provided February 23, 2022. Current guidance reflects the range provided May 4, 2022.
3	GAAP diluted EPS includes the dilutive impact of applying the if-converted method to the Company's convertible notes. Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.
4	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
5	Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the third quarter of 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.
6	Includes costs primarily associated with litigation related expenses and settlements, non-cash acquisition-related foreign currency impacts, non-cash purchase accounting adjustments on acquisitions, net gain on strategic investments and business transition costs. See Reconciliation of GAAP to Non-GAAP Financial Measures tables within respective earnings releases for further detail.
7	Represents the impact from tax affecting the adjustments above at their statutory tax rate.

Full Year 2022 Financial Guidance
Reconciliation of GAAP to Non-GAAP Operating Margin %

			2022 Guidance Range [1,2]
		2021 Actuals [1]	Prior	Current
	GAAP Operating Margin %	(1.1)%	6.7%-8.2%	6.3%-7.8%
	Amortization of intangible assets	5.0%	~4.5%	~4.4%
	European medical device regulation [3]	0.7%	~1.3%	~1.3%
	Inventory charges associated with product withdrawal [4]	1.3%	—	—
	Other [5]	6.8%	~0.5%	~1.0%
	Non-GAAP Operating Margin %	12.8%	13.0%-14.5%	13.0%-14.5%

1	Data has been intentionally rounded and may not sum.
2	Prior guidance reflects the range provided February 23, 2022. Current guidance reflects the range provided May 4, 2022.
3	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
4	Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the third quarter of 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.
5	Includes costs primarily associated with litigation related expenses and settlements, non-cash purchase accounting adjustments on acquisitions, and business transition costs. See Reconciliation of GAAP to Non-GAAP Financial Measures tables within respective earnings releases for further detail.